UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 23, 2012

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On January 23, 2012, Granite City Food & Brewery Ltd. (the “Company”) received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market (the “Staff”) notifying the Company that its common stock is subject to delisting from The NASDAQ Capital Market at the opening of business on February 1, 2012, unless the Company requests an appeal of this determination. The notice stated that the delisting is attributable to the Company’s failure to comply with the minimum shareholders’ equity requirement for continued listing set forth in NASDAQ Listing Rule 5550(b)(1).  The Staff did not accept the Company’s plan for compliance submitted on January 4, 2012. The Company intends to appeal this determination to a NASDAQ Hearings Panel and anticipates that such hearing will be scheduled within the next four weeks.

A copy of the press release announcing receipt of the Staff letter is attached as Exhibit 99 hereto and incorporated by reference to this Item 3.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: January 26, 2012	By:	/s/James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press Release, dated January 26, 2012.